EXHIBIT 23.2

                        CONSENT OF DELOITTE & TOUCHE LLP





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                      [LETTERHEAD OF DELOITTE & TOUCHE LLP]

                        INDEPENDENT ACCOUNTANTS' CONSENT



The Board of Directors and Stockholders
Thistle Group Holdings, Co.
6060 Ridge Avenue
Philadelphia, Pennsylvania 19128


         We consent to the incorporation by reference in this Registration Statement of Thistle Group Holdings, Co. on Form S-8 of our report dated February 5, 1999, incorporated by reference in the Annual Report on Form 10-K of Thistle Group Holdings, Co. for the year ended December 31, 1998.



                                                     /s/ Deloitte & Touche LLP
                                                     Deloitte & Touche LLP



July 29, 1999

Philadelphia, Pennsylvania